Exhibit 32.2

Certification of Chief Financial Officer Pursuant to 18 U. S. C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of THOMAS PROPERTIES GROUP, INC. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i) the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2006	/s/ DIANA M. LAING
Diana M. Laing Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C § 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or incorporated by reference in any registration statement of the Company filed under the Securities Act of 1933, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.